Exhibit 10.54
FOURTH AMENDMENT TO THE
AMEREN SUPPLEMENTAL RETIREMENT PLAN
Amended and Restated Effective January 1, 2008

WHEREAS, Ameren Corporation ("Company") previously adopted the Ameren Supplemental Retirement Plan, as amended and restated effective January 1, 2008 (the "Plan"); and

WHEREAS, the Company reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to restrict participation in the Plan to employees whose benefits under the Ameren Retirement Plan are limited by operation of Internal Revenue Code Sections 415 or 401(a)(17).

NOW, THEREFORE, effective January 1, 2016, Section 2.1 of the Plan is amended, in its entirety, to read as follows:

2.1    Eligibility.

Any individual who was a Participant in the Plan on December 31, 2015 shall continue as a Participant in this Plan on January 1, 2016. On or after January 1, 2016, each Employee whose benefits under the Retirement Plan are limited by operation of Code Section 415 or Code Section 401(a)(17), shall be a Participant in this Plan as of any January 1 following the date his or her Retirement Plan benefits are so limited or enhanced. Any such election as to the time and form of payment will be considered timely filed if made before such January 1 and in accordance with procedures established by the Company or its designee.

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IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized individual this 3rd day of November, 2015.     .

AMEREN CORPORATION

By: Mark C. Lindgren
Name: Mark C. Lindgren

Title:    Senior Vice President and
Chief Human Resources Officer Ameren Services Company
On Behalf of Ameren Corporation

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